As filed with the Securities and Exchange Commission on May 21, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Omnicom Group Inc. (Exact name of registrant as specified in its charter)	Omnicom Capital Inc. (Exact name of registrant as specified in its charter)	Omnicom Finance Holdings plc (Exact name of registrant as specified in its charter)
New York (State or other jurisdiction of incorporation or organization)	Connecticut (State or other jurisdiction of incorporation or organization)	England and Wales (State or other jurisdiction of incorporation or organization)
13-1514814 (I.R.S. Employer Identification Number)	06-1582649 (I.R.S. Employer Identification Number)	Not Applicable (I.R.S. Employer Identification Number)
437 Madison Avenue New York, New York 10022 (212) 415-3600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	1055 Washington Boulevard Stamford, Connecticut 06901 (203) 618-1500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bankside 3, 90-100 Southwark Street
London, SE1 0SW, United Kingdom
+44 (0) 20-7298-7007

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Michael J. O’Brien, Esq.
Senior Vice President, General Counsel and Secretary
Omnicom Group Inc.
437 Madison Avenue
New York, New York 10022
(212) 415-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copy to:

Robert A. Profusek, Esq.
Rory T. Hood, Esq.
Jones Day
250 Vesey Street
New York, New York 10281
(212) 326-3939
Fax: (212) 755-7306

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock of Omnicom Group Inc., par value $.15 per share
Preferred Stock of Omnicom Group Inc., par value $1.00 per share
Debt Securities of Omnicom Group Inc. and Omnicom Capital Inc.
Guarantee by Omnicom Group Inc. of Debt Securities of Omnicom Capital Inc.	(2) (2) (2)	(2)
Debt Securities of Omnicom Finance Holdings plc
Guarantee by Omnicom Group Inc. of Debt Securities of Omnicom Finance Holdings plc	(3) (3) (3)	(3)
Guarantee by Omnicom Capital Inc. of Debt Securities of Omnicom Finance Holdings plc	(4) (4) (4)	(4)
Subscription Rights of Omnicom Group Inc.(5)
Warrants of Omnicom Group Inc.
(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	The guarantee registered hereby relates to Omnicom Capital Inc.’s obligations as co-obligor of the Debt Securities of Omnicom Group Inc. and Omnicom Capital Inc. being registered hereby. Pursuant to Rule 457(n), no separate registration fee is required with respect to the guarantee.
(3)	Omnicom Group Inc. will fully and unconditionally guarantee any series of Debt Securities issued by Omnicom Finance Holdings plc. Pursuant to Rule 457(n), no separate registration fee is required with respect to the guarantee.
(4)	Omnicom Capital Inc. will fully and unconditionally guarantee any series of Debt Securities issued by Omnicom Finance Holdings plc. Pursuant to Rule 457(n), no separate registration fee is required with respect to the guarantee.
(5)	Rights evidencing the right to purchase common stock, preferred stock or warrants.

PROSPECTUS

OMNICOM FINANCE HOLDINGS PLC DEBT SECURITIES	OMNICOM CAPITAL INC. DEBT SECURITIES GUARANTEES OF DEBT SECURITIES	OMNICOM GROUP INC. DEBT SECURITIES COMMON STOCK PREFERRED STOCK GUARANTEES OF DEBT SECURITIES SUBSCRIPTION RIGHTS WARRANTS

Pursuant to this prospectus, Omnicom Group Inc. and Omnicom Capital Inc., as co-obligors, may offer from time to time senior or subordinated debt securities (together with guarantees by Omnicom Group Inc. of Omnicom Capital Inc.’s obligation in respect of any such debt securities), Omnicom Finance Holdings plc may offer from time to time senior or subordinated debt securities (together with guarantees by Omnicom Group Inc. and Omnicom Capital Inc. of Omnicom Finance Holdings plc’s obligations in respect of any such debt securities) and Omnicom Group Inc. may offer from time to time:

•	shares of its common stock, par value $.15 per share;
•	shares of its preferred stock, par value $1.00 per share;
•	subscription rights to purchase its common stock, preferred stock or warrants; and
•	warrants to purchase shares of Omnicom Group Inc. common stock or preferred stock.

Specific terms of these securities will be provided in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

Omnicom Group Inc.’s common stock is listed on the New York Stock Exchange and trades under the symbol “OMC.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in Omnicom Group Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is May 21, 2019

We have not authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

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Table Of Contents

The Company

When used in this prospectus, the term “Omnicom Group” refers to Omnicom Group Inc. together with its consolidated subsidiaries; the term “Omnicom Group Inc.” refers only to Omnicom Group Inc. and not its subsidiaries; the term “Omnicom Capital” refers only to Omnicom Capital Inc.; the term “Omnicom Finance Holdings” refers only to Omnicom Finance Holdings plc; and the terms “we,” “us” and “our” refer collectively to Omnicom Group Inc., Omnicom Capital and Omnicom Finance Holdings, in each case, unless the context otherwise requires or indicates.

Omnicom Group Inc.

Omnicom Group Inc., a New York corporation formed in 1986, through its branded networks and agencies provides advertising, marketing and corporate communications services to over 5,000 clients in more than 100 countries.

On a global, pan-regional and local basis, Omnicom Group’s networks and agencies provide a comprehensive range of services in the following fundamental disciplines: advertising, customer relationship management, or CRM, which includes CRM Consumer Experience and CRM Execution & Support, public relations and healthcare. Advertising includes creative services, as well as strategic media planning and buying and data analytics services. CRM Consumer Experience includes Omnicom Group’s Precision Marketing Group and digital/direct agencies, as well as its branding, shopper marketing and experiential marketing agencies and CRM Execution & Support includes field marketing, sales support, merchandising and point of sale, as well as other specialized marketing and custom communications services. Public relations services include corporate communications, crisis management, public affairs and media and media relations services. Healthcare includes advertising and media services to global healthcare clients. Omnicom Group’s business model was built and continues to evolve around its clients. Omnicom Group’s fundamental business principle is that its clients’ specific marketing requirements are the central focus of how Omnicom Group structures its service offerings and allocates its resources. This client-centric business model requires that multiple agencies within Omnicom Group collaborate in formal and informal virtual client networks utilizing Omnicom Group’s key client matrix organization structure. This collaboration allows Omnicom Group to cut across its internal organizational structures to execute its clients’ marketing requirements in a consistent and comprehensive manner. Omnicom Group uses its client-centric approach to grow its business by expanding its service offerings to existing clients, moving into new markets and obtaining new clients. In addition to collaborating through its client service models, Omnicom Group’s agencies and networks collaborate across internally developed technology platforms.

Driven by its clients’ continuous demand for more effective and efficient marketing activities, Omnicom Group strives to provide an extensive range of advertising, marketing and corporate communications services through various client-centric networks that are organized to meet specific client objectives. A comprehensive listing of Omnicom Group’s service offerings includes:

advertising	investor relations
branding	marketing research
content marketing	media planning and buying
corporate social responsibility consulting	merchandising and point of sale
crisis communications	mobile marketing
custom publishing	multi-cultural marketing
data analytics	non-profit marketing
database management	organizational communications
digital/direct marketing	package design
digital transformation	product placement
entertainment marketing	promotional marketing
experiential marketing	public affairs
field marketing	public relations
financial/corporate business-to-business advertising	retail marketing
graphic arts/digital imaging	sales support
healthcare marketing and communications	search engine marketing
instore design	shopper marketing
interactive marketing	social media marketing
sports and event marketing

Omnicom Group Inc. is incorporated in New York and is a holding company. Its principal corporate offices are located at 437 Madison Avenue, New York, NY 10022; 1055 Washington Boulevard, Stamford, CT 06901; and 525 Okeechobee Boulevard, West Palm Beach, FL 33411. Its telephone numbers are (212) 415-3600, (203) 618-1500 and (561) 207-2200, respectively.

Omnicom Capital Inc.

Omnicom Capital is a wholly owned direct subsidiary of Omnicom Group Inc. Omnicom Capital does not have any independent operations or subsidiaries. The sole function of Omnicom Capital is to provide funding for the operations of Omnicom Group Inc. and its operating subsidiaries by incurring debt and lending the proceeds to the operating subsidiaries. Its assets consist of the intercompany loans it makes or has made to Omnicom Group Inc.’s operating subsidiaries and the related interest receivables.

Omnicom Capital is incorporated in Connecticut. Its principal office is located at 1055 Washington Boulevard, Stamford, CT 06901 and its telephone number is (203) 618-1500.

Omnicom Finance Holdings plc

Omnicom Finance Holdings is a wholly owned indirect subsidiary of Omnicom Group Inc. Omnicom Finance Holdings does not have any independent operations. Omnicom Finance Holdings’ assets consist of its investments in several wholly owned finance companies that function as treasury centers, which provide funding for various operating companies in Europe, Brazil, Australia and Asia-Pacific. The finance companies’ assets consist of intercompany loans that they make or have made to the operating companies in their region and the related interest receivables. There are no restrictions on the ability of Omnicom Finance Holdings to obtain funds from our subsidiaries through dividends, loans or advances.

Omnicom Finance Holdings is a public limited company organized under the laws of England and Wales. Its principal office is located at Bankside 3, 90-100 Southwark Street, London, SE1 0SW, United Kingdom and its telephone number is +44 (0) 20-7298-7007.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement and any free writing prospectus together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

Pursuant to this registration statement Omnicom Group Inc. may offer, issue and sell securities as set forth on the cover page of this prospectus. Because Omnicom Group Inc. is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” Omnicom Group Inc. may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer. In addition, Omnicom Group Inc. is able to add its subsidiaries and securities to be issued by them if Omnicom Group Inc. guarantees such securities. Omnicom Group Inc. will guarantee any debt securities that Omnicom Capital or Omnicom Finance Holdings issues under this prospectus. In addition, Omnicom Capital will guarantee any debt securities that Omnicom Finance Holdings issues under this prospectus.

Where You Can Find More Information; Incorporation by Reference

This prospectus is a part of a registration statement filed by Omnicom Group Inc., Omnicom Capital and Omnicom Finance Holdings under the Securities Act. The registration statement also includes additional information not contained in this prospectus.

Omnicom Group Inc. files annual, quarterly and current reports and any amendments to those reports, proxy statements and other information with the SEC. Documents Omnicom Group Inc. files with the SEC are available free of charge on Omnicom Group Inc.’s website at http://investor.omnicomgroup.com, as soon as reasonably practicable after such material is filed with the SEC. Information included or available through Omnicom Group Inc.’s website does not constitute a part of this prospectus or any prospectus supplement. Any document that Omnicom Group Inc. files with the SEC is available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement (as well as the related registration statement) the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus as a legal matter. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

•	Annual Report of Omnicom Group Inc. on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 12, 2019;

•	Quarterly Report of Omnicom Group Inc. on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on April 16, 2019;
•	Information specifically incorporated by reference in Omnicom Group Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from its definitive proxy statement on Schedule 14A, filed with the SEC on April 10, 2019;
•	Current report of Omnicom Group Inc. on Form 8-K filed with the SEC on February 15, 2019; and
•	Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act describing Omnicom Group Inc.’s common stock, including any amendments or reports filed for the purpose of updating such description.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) if applicable, the date any underwriters stop offering securities pursuant to this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents (other than information furnished pursuant to Items 2.02 or 7.01 of Form 8-K, including any financial statements or exhibits relating thereto and furnished pursuant to Item 9.01). Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning Omnicom Group Inc. at the following address:

Omnicom Group Inc.
437 Madison Avenue
New York, NY 10022
Attn: Corporate Secretary
(212) 415-3600

We have not authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

Special Note on Forward-Looking Statements

Certain statements in this prospectus constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of our management as well as assumptions made by, and information currently available to, our management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: international, national or local economic conditions that could adversely affect us or our clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting us or our clients; risks associated with assumptions we make in connection with our critical accounting estimates and legal proceedings; and our international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018. Except as required under applicable law, we do not assume any obligation to update these forward-looking statements.

Use of Proceeds

Unless otherwise specified in an applicable prospectus supplement, Omnicom Group will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper, repayment of other debt, refinancing of other debt, repurchases of Omnicom Group’s common stock or other capital transactions. Pending the application of the proceeds, we may invest proceeds in short-term investment grade obligations. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of Omnicom Group Inc. and its subsidiaries at the time of issuance and the availability of other funds.

Description of Omnicom Group Inc. Common Stock

General

The following briefly summarizes the material terms of Omnicom Group Inc.’s common stock. You should read the more detailed provisions of Omnicom Group Inc.’s restated certificate of incorporation for provisions that may be important to you.

Omnicom Group Inc.’s restated certificate of incorporation authorizes it to issue up to 1,000,000,000 shares of common stock, par value $.15 per share. As of April 10, 2019, Omnicom Group Inc. had 220,167,610 shares of its common stock outstanding.

Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Omnicom Group Inc. shareholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on any outstanding shares of preferred stock.

Omnicom Group Inc.’s shareholders elect the full board of directors annually. An affirmative vote of the holders of a majority of votes cast is required for Omnicom Group Inc.’s shareholders to remove a director, amend Omnicom Group Inc.’s by-laws or its restated certificate of incorporation and to change the number of directors comprising the full board.

The board of directors also has power to amend the by-laws or change the number of directors comprising the full board.

Upon voluntary or involuntary liquidation, dissolution or winding up of Omnicom Group Inc., the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are currently no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company, as successor to Wells Fargo Shareowner Services, a former division of Wells Fargo Bank, N.A.

Listing

The common stock is listed on the New York Stock Exchange under the symbol “OMC.”

Description of Omnicom Group Inc. Preferred Stock

The following briefly summarizes the material terms of Omnicom Group Inc.’s preferred stock, other than pricing and related terms to be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock offered by Omnicom Group Inc. which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Omnicom Group Inc.’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The restated certificate of incorporation is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by a prospectus supplement relating to the series’ issue will be filed as an exhibit to one of Omnicom Group Inc.’s future current reports and incorporated by reference in the registration statement to which this prospectus relates. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

As of the date of this prospectus, Omnicom Group Inc. is authorized to issue up to 7.5 million shares of preferred stock, par value $1.00 per share, none of which is outstanding.

Under Omnicom Group Inc.’s restated certificate of incorporation, the board of directors of Omnicom Group Inc. is authorized to issue, without the approval of Omnicom Group Inc.’s shareholders, shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock having such powers, preferences, rights and limitations as the board of directors so designates.

Prior to the issuance of any series of preferred stock, the board of directors of Omnicom Group Inc. will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed with the New York State Secretary of State as an amendment to the restated certificate of incorporation.

The resolutions of the board of directors of Omnicom Group Inc. providing for a series of preferred stock may include the following provisions:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;
•	the dividend rate, period and/or payment date or method of calculation thereof applicable to the preferred stock;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provisions for redemption, if applicable, of the preferred stock;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for other types of securities, including the conversion price (or a manner of calculation thereof) and conversion period;
•	voting rights, if any, of the preferred stock;
•	whether interests in the preferred stock will be represented by depositary shares; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The rights of holders of the preferred stock offered may be affected by the rights of holders of any shares of preferred stock that may be issued in the future. Those effects could be adverse. Shares of preferred stock issued by Omnicom Group Inc. may have the effect of rendering more difficult or discouraging an acquisition of Omnicom Group Inc. deemed undesirable by the board of directors of Omnicom Group Inc.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Omnicom Group Inc.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Omnicom Group Inc. out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Omnicom Group Inc. on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for other types of securities of Omnicom Group Inc.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Omnicom Group Inc. or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Omnicom Group Inc. defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Omnicom Group Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Omnicom Group Inc. on a ratable basis in proportion to the full liquidation preferences.

Holders of preferred stock will not be entitled to any other amounts from Omnicom Group Inc. after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;
•	as otherwise stated in the certificate of designation establishing such series; or
•	as required by applicable law.

Description of U.S. Debt Securities

General

The description below of the general terms of the U.S. debt securities will be supplemented by the more specific terms of a particular series in a prospectus supplement. As used in this “Description of U.S. Debt Securities,” the term “debt securities” refers to the senior and subordinated debt securities that Omnicom Group Inc. and Omnicom Capital, as co-obligors, may offer from time to time, and the terms “Issuers,” “we,” “us” and “our” refer collectively to Omnicom Group Inc. and Omnicom Capital, unless the context otherwise requires or indicates.

The debt securities will be joint and several unsecured obligations of Omnicom Group Inc. and Omnicom Capital and will be either senior or subordinated debt. We will issue the debt securities under an indenture between us and Deutsche Bank Trust Company Americas, as trustee. The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indenture also gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. The indenture does not limit the amount of debt securities or other unsecured debt which we may issue.

Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the indenture.

If material, federal income tax consequences and other special considerations applicable to any debt securities issued by the Issuers at a discount will be described in the applicable prospectus supplement.

The debt securities will represent direct, unsecured, general obligations of the Issuers and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt the Issuers have or may incur;
•	may be issued in one or more series with the same or various maturities;
•	may be issued at a price of 100% of their principal amount or at a premium or discount; and
•	may be represented by one or more global notes registered in the name of a designated depository’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depository and its participants.

Omnicom Group Inc. is a holding company and Omnicom Capital is a finance subsidiary. As a finance subsidiary, Omnicom Capital’s assets consist of the intercompany loans it makes or has made to Omnicom Group Inc.’s operating subsidiaries and the related interest receivables. As a result, the debt securities issued under the indenture will effectively be subordinated to all existing and future obligations of Omnicom Group Inc.’s operating subsidiaries, including trade payables, and to the Issuers’ respective obligations that are secured, to the extent of the security. Omnicom Capital’s obligations in respect of any debt securities will be guaranteed by Omnicom Group Inc.

The aggregate principal amount of debt securities that the Issuers may authenticate and deliver is unlimited. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•	whether the debt securities will be senior or subordinated debt;
•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;
•	any limit on the aggregate principal amount of the debt securities;
•	the maturity date or dates;
•	the interest rate;
•	the manner in which the amounts of payment of principal of or interest, if any, on the securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;
•	the location where payments on the debt securities will be made;
•	the terms and conditions on which the debt securities may be redeemed at the option of the Issuers;
•	the terms and conditions on which the debt securities may be repurchased by the Issuers at the option of the holders thereof;
•	any obligation of the Issuers to redeem, purchase or repay the debt securities pursuant to sinking fund provisions;
•	any obligation of the Issuers to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
•	if other than denominations of $1,000, the denominations in which debt securities may be issued;
•	whether the debt securities will be issuable as global securities;
•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;
•	the provisions relating to any security provided for the debt securities;
•	any events of default not described in “Events of Default” below;
•	the terms and conditions on which the debt securities may be exchanged or converted into common stock or preferred stock of Omnicom Group Inc.;
•	the form and terms of any guarantee of or security for the debt securities;
•	any depositories, interest rate calculation agents or other agents;
•	any material provisions of the indenture described in this prospectus that do not apply to the debt securities; and
•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

The terms on which a series of debt securities may be convertible into or exchangeable for common stock or preferred stock of Omnicom Group Inc. will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Issuers. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Omnicom Group Inc. to be received by the holders of such series of debt securities may be adjusted.

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the Registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal office of the paying agent. Payment will be made to the registered holder at the close of business on the record date for such payment.

Interest payments will be made at the principal corporate trust office of the trustee in New York City, or by a check mailed to the holder at his or her registered address. Payments in any other manner will be specified in the prospectus supplement.

Book-Entry Procedures and Settlement

The debt securities will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company, or DTC, or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the indenture.

The Issuers and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the indenture.

Optional Redemption

Unless an applicable prospectus supplement specifies otherwise, the debt securities will not be redeemable. In the event the debt securities are redeemable, the debt securities will be redeemable, as a whole or in part, at the Issuers’ option, at any time or from time to time, upon mailed notice to the registered address of each holder of debt securities at least 30 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of the debt securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such debt securities discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus a make whole spread, which will be specified in the applicable prospectus supplement, plus accrued and unpaid interest thereon to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer (as defined below) as having a maturity comparable to the remaining term of the debt securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the debt securities.

“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotations (as defined below) for that redemption date.

“Reference Treasury Dealer” means each of any three primary U.S. Government securities dealer selected by us, and their respective successors.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the debt securities that but for the redemption would be due after the related redemption date, not including any portion of such interest payment accrued as of such redemption date. If that redemption date is not an interest payment date with respect to the debt securities, the amount of the next succeeding scheduled interest payment on the debt securities will be reduced by the amount of interest accrued on the debt securities to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion of the debt securities called for redemption (unless we default in the payment of the redemption price and accrued interest).

Consolidation, Merger or Sale

The Issuers may not consolidate with or merge into, or convey, transfer or lease their respective properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” except in the case of Omnicom Capital with, into or to Omnicom Group Inc. or any other subsidiary of Omnicom Group Inc., unless:

•	either (a) an Issuer is the continuing person or (b) the resulting, surviving or transferee person is an entity organized under the laws of the United States;
•	the successor person expressly assumes the respective Issuer’s obligations with respect to the debt securities and the indenture;
•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
•	the respective Issuer or the successor person has delivered to the trustee the certificates and opinions required under the indenture.

Modification of the Indenture

Under the indenture, the Issuers and the trustee may enter into supplemental indentures without obtaining the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency;
•	to comply with the indenture’s provisions regarding successor corporations;
•	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•	to provide for global securities in addition to or in place of certificated debt securities;
•	to add to, change or eliminate any of the provisions of the indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;
•	in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);
•	to make any change that does not materially adversely affect in any material respect the legal rights of any holder; or
•	to establish additional series of debt securities as permitted by the indenture.

The Issuers and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the indenture or the rights of the holders of the securities of the series to be affected. No modifications may, without the consent of the holder of each security affected, be made that, as to any non-consenting holders:

•	reduce the percentage of securities whose holders need to consent to the modification;
•	reduce the rate or change the time of payment of interest on the securities;
•	reduce the principal amount of or the premium, if any, on the securities;
•	change the fixed maturity of any of the securities;
•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;
•	reduce the principal amount payable upon acceleration of the maturity of any securities issued originally at a discount;
•	in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;
•	waive a default in the payment of the principal amount of, the premium, if any, or any interest on the securities;
•	change the currency in which any of the securities are payable;
•	impair the right to sue for the enforcement of any payment on or after the maturity of the securities; or
•	waive a redemption payment with respect to the securities.

Events of Default

The indenture provides that events of default regarding any series of debt securities will be:

•	failure to pay required interest on any debt security of such series for 30 days;
•	failure to pay principal, other than a scheduled installment payment, or premium, if any, on any debt security of the series when due;
•	failure to make any required deposit of any sinking fund payment when due;
•	failure to perform for 60 days after notice any other covenant in the applicable indenture (other than a covenant included in the applicable indenture solely for the benefit of a series of debt securities other than such series);
•	(A) the Issuers’ failure to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in the applicable indenture means obligations (other than nonrecourse obligations) of the Issuers for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Issuers by the trustee or to the Issuers and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable debt security, then the event of default by reason thereof shall be deemed not to have occurred;
•	certain events of bankruptcy or insolvency, whether voluntary or not; or
•	any other event of default described in the prospectus supplement of such series of debt securities.

If an event of default (other than the bankruptcy provision) regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the debt securities of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). The Issuers are required to file annually with the trustee a statement of an officer as to the fulfillment by the Issuers of their respective obligations under the applicable indenture during the preceding year.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the applicable indenture. Holders of a majority in principal amount of the outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a debt security of the affected series. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the applicable indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Defeasance

The indenture provides that the Issuers may specify with respect to any series of debt securities that after the Issuers have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series when due, then the Issuers:

•	will be deemed to have paid and satisfied their obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge”; or
•	will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the debt securities of such series, which is known as “covenant defeasance.”

In each case, the Issuers must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit.

In addition, the indenture provides that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the indenture will become ineffective upon full defeasance of the subordinated debt securities.

When there is a defeasance and discharge, with limited exceptions, (1) the indenture will no longer govern the debt securities of such series, (2) the Issuers will no longer be liable for payment, and (3) the holders of the debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, the Issuers will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Further Issues

The Issuers may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Concerning the Trustee

The trustee may engage in transactions with, or perform services for, the Issuers and affiliates of the Issuers in the ordinary course of business. The trustee will perform only those duties that are specifically set forth in the indenture unless an event of default under the indenture occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Description of International Debt Securities

General

The description below of the general terms of the international debt securities will be supplemented by the more specific terms of a particular series in a prospectus supplement. As used in this “Description of International Debt Securities,” the term “debt securities” refers to the senior and subordinated debt securities that Omnicom Finance Holdings may offer from time to time, and the terms “Issuer,” “we,” “us” and “our” refer to Omnicom Finance Holdings, unless the context otherwise requires or indicates.

The debt securities will be either senior or subordinated debt. We will issue the debt securities under an indenture between us and Deutsche Bank Trust Company Americas, as trustee. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture will provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indenture will also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. The indenture will not limit the amount of debt securities or other unsecured debt which we may issue.

Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the indenture.

If material, United States federal or United Kingdom income and corporation tax consequences and other special considerations applicable to any debt securities issued by the Issuer at a discount will be described in the applicable prospectus supplement.

The debt securities will represent direct, unsecured, general obligations of the Issuer and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt the Issuer has or may incur;
•	may be issued in one or more series with the same or various maturities;
•	may be issued at a price of 100% of their principal amount or at a premium or discount; and
•	may be represented by one or more global notes registered in the name of a designated depository’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depository and its participants.

Omnicom Group Inc. is a holding company, Omnicom Capital is a finance subsidiary and Omnicom Finance Holdings is a finance subsidiary. As a finance subsidiary, Omnicom Finance Holdings’ assets consist of its investments in several wholly owned finance companies that function as treasury centers, which provide funding for various operating companies in Europe, Brazil, Australia and Asia-Pacific. The finance companies’ assets consist of intercompany loans that they make or have made to the operating companies in their region and the related interest receivables. The debt securities issued under the indenture will effectively be subordinated to the Issuer’s obligations that are secured, to the extent of the security. Omnicom Finance Holdings’ obligations in respect of any debt securities will be guaranteed by Omnicom Group Inc. and Omnicom Capital. The guarantees of the debt securities issued under the indenture will effectively be subordinated to Omnicom Group Inc.’s and Omnicom Capital’s obligations that are secured, to the extent of the security, and to all existing and future obligations of Omnicom Group Inc.’s operating subsidiaries, including trade payables.

The aggregate principal amount of debt securities that the Issuer may authenticate and deliver is unlimited. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•	whether the debt securities will be senior or subordinated debt;
•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;
•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;
•	any limit on the aggregate principal amount of the debt securities;
•	the maturity date or dates;
•	the interest rate;
•	the manner in which the amounts of payment of principal of or interest, if any, on the securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;
•	the location where payments on the debt securities will be made;
•	the terms and conditions on which the debt securities may be redeemed at the option of the Issuer;
•	the terms and conditions on which the debt securities may be repurchased by the Issuer at the option of the holders thereof;
•	any obligation of the Issuer to redeem, purchase or repay the debt securities pursuant to sinking fund provisions;

•	any obligation of the Issuer to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
•	if other than minimum denominations of $200,000, the minimum denominations in which debt securities may be issued;
•	whether the debt securities will be issuable as global securities;
•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;
•	the provisions relating to any security provided for the debt securities;
•	any events of default not described in “Events of Default” below;
•	the terms and conditions on which the debt securities may be exchanged or converted into common stock of Omnicom Group Inc.;
•	the form and terms of the guarantee of the debt securities;
•	any depositories, interest rate calculation agents or other agents;
•	if the debt securities will be issued in the form of one or more book-entry securities, the name of the depository or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depository or its nominee;
•	any material provisions of the indenture described in this prospectus that do not apply to the debt securities;
•	any listing on a securities exchange;
•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities shall be payable; and
•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

The terms on which a series of debt securities may be convertible into or exchangeable for common stock of Omnicom Group Inc. will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Issuer. The terms may include provisions pursuant to which the number of shares of common stock of Omnicom Group Inc. to be received by the holders of such series of debt securities may be adjusted.

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry; Delivery and Form; Global Securities.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in minimum denominations of $200,000 and multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the Registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Guarantee

Omnicom Group Inc. and Omnicom Capital will, jointly and severally, fully and unconditionally guarantee the full and punctual payment of principal of and premium, if any, and interest on the debt securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Omnicom Finance Holdings under the indenture.

Omnicom Group Inc. and Omnicom Capital may, by execution and delivery to the trustee of a supplemental indenture, be released from their respective guarantees upon the sale or other transfer of no less than a majority of its capital stock or of all or substantially all of its assets to an entity that is not Omnicom Group Inc. or a subsidiary of Omnicom Group Inc. and which sale or other transfer is otherwise in compliance with the requirements of the indenture, which release shall be effective without any action on the part of the trustee or any holder of the debt securities. In addition, if at any time Omnicom Capital no longer guarantees or co-issues any other debt of Omnicom Group Inc. or Omnicom Finance Holdings, other than any such debt the guarantee of which by Omnicom Capital will be released concurrently with the release of Omnicom Capital’s guarantee of the debt securities, then Omnicom Capital may, by execution and delivery to the trustee of a supplemental indenture, be released from its guarantee, which release shall be effective without any action on the part of the trustee or any holder of the debt securities.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal office of the paying agent. Payment will be made to the registered holder at the close of business on the record date for such payment.

Interest payments will be made at the principal corporate trust office of the trustee in New York City, or by a check mailed to the holder at his or her registered address. Payments in any other manner will be specified in the prospectus supplement.

Book-Entry; Delivery and Form; Global Securities

The debt securities will be issued in book-entry form only and evidenced by a global security in registered form, and, in the case of debt securities denominated in Dollars, with a CUSIP, registered in the name of a nominee for DTC, and, in the case of debt securities denominated in another currency, with an ISIN and Common Code, registered in the name of a nominee for, and deposited with a common depositary on behalf of, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”). Beneficial interests in a global security may be held only through DTC, Euroclear or Clearstream, Luxembourg, as the case may be, at any time.

Except in the limited circumstances, owners of beneficial interests in a global security will not be entitled to receive physical delivery of certificated debt securities in definitive form. The debt securities are not issuable in bearer form.

Upon the issuance of the global securities and their deposit with or on behalf of DTC, Euroclear, Clearstream, Luxembourg and/or the common depositary, as the case may be, DTC, Euroclear, Clearstream, Luxembourg and/or the common depositary or the relevant nominee will credit, on its book-entry registration and transfer system, the principal amounts of debt securities represented by the global securities to the accounts of participating institutions that have accounts with DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee. Ownership of beneficial interests in the global securities will be limited to participating institutions or their clients. DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee will keep records of the ownership and transfer of beneficial interests in the global securities by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of debt securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee as the registered owner of a global security will be considered the sole owner of all of debt securities represented by the relevant global security for all purposes under the indenture. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the indenture.

Optional Redemption

Unless an applicable prospectus supplement specifies otherwise, the debt securities will not be redeemable, except as provided under “—Redemption Upon Changes in Withholding Taxes” below. In the event the debt securities are redeemable, the debt securities will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of debt securities at least 15 days but not more than 60 days prior to the redemption. The terms of such redemption will be set forth in the applicable prospectus supplement.

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, Omnicom Finance Holdings may redeem all, but not less than all, of the debt securities of any series at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined below under “Payment of Additional Amounts”), if any, under the following conditions:

•	if there is an amendment to, or change in, the laws, regulations, rulings or treaties of the United Kingdom, the United States or other jurisdiction in which Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital or, in each case, any successor thereof (including a successor person formed by a consolidation with Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital, into which Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital is merged, or that acquires or leases all or substantially all of the property and assets of Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital) may be incorporated, organized, or otherwise resident for tax purposes, or engaged in business for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax, or any jurisdiction from or through which payment is made by or on behalf of Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital;
•	as a result of such amendment or change, Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital becomes, or there is a substantial probability that Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series (but, in the case of a guarantor, only if the payment giving rise to such requirement cannot be made by Omnicom Finance Holdings or another guarantor who can make such payment without the obligation to pay Additional Amounts);
•	the obligation to pay Additional Amounts cannot be avoided through Omnicom Finance Holdings’, Omnicom Group Inc.’s or Omnicom Capital’s commercially reasonable measures, including, for the avoidance of doubt, the appointment of a new paying agent, but not including substitution of the obligor of the debt securities;
•	Omnicom Finance Holdings delivers to the trustee:
•	a certificate of Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital, as the case may be, taking commercially reasonable measures available to it; and
•	a written opinion of independent tax counsel to Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital, as the case may be, of recognized standing to the effect that Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital, as the case may be, has, or there is a substantial probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above; and

•	following the delivery of the certificate and opinion described in the previous bullet point, Omnicom Finance Holdings provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital would otherwise be, or there is a substantial probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, Omnicom Finance Holdings may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, none of Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital will deduct or withhold from payments made by Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for or on account of:

•	any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:
•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each case, other than the mere fact of ownership of such debt securities, without another presence or business in such Taxing Jurisdiction);
•	has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;
•	(in relation to payments by the guarantors only) is or was a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or
•	(in relation to payments by the guarantors only) actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of any of Omnicom Group Inc. or Omnicom Capital within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);
•	Taxes imposed on any holder that is not the sole beneficial owner of the debt securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner, or member received directly its beneficial or distributive share of the payment;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;
•	any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 30-day period;
•	any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, or identity of such holder or connection with any Taxing Jurisdiction by such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;
•	any Taxes that are payable by any method other than withholding or deduction by Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital or any paying agent from payments in respect of such debt securities;
•	any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent;
•	any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or
•	any combination of the above conditions.

Each of Omnicom Finance Holdings, Omnicom Group Inc. and Omnicom Capital, as applicable, also:

•	will make such withholding or deduction of Taxes;
•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;
•	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and
•	upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital or if, notwithstanding Omnicom Finance Holdings’, Omnicom Group Inc.’s or Omnicom Capital’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or related guarantee is due and payable, if Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital will be obligated to pay Additional Amounts with respect to such payment, Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Omnicom Finance Holdings will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the United Kingdom or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of the indenture and shall apply to any jurisdiction in which Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital or any successor to

Omnicom Finance Holdings, Omnicom Group Inc. or Omnicom Capital, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the indenture, any debt securities, any guarantee or in this “Description of International Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Consolidation, Merger or Sale

The Issuer may not consolidate with or merge into, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” except with, into or to Omnicom Group Inc. or Omnicom Capital or any other subsidiary of Omnicom Group Inc. (provided that the successor person (if any) expressly assumes by a supplemental indenture the Issuer’s obligations on the debt securities and under the indenture), unless:

•	either (a) the Issuer is the continuing person or (b) the resulting, surviving or transferee person is an entity organized under the laws of the United Kingdom, any member country of the European Union or the United States;
•	the successor person expressly assumes the Issuer’s obligations with respect to the debt securities and the indenture;
•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
•	the Issuer or the successor person has delivered to the trustee the certificates and opinions required under the indenture.

Modification of the Indenture

The indenture will provide that the Issuer, Omnicom Group Inc., Omnicom Capital and the trustee may enter into supplemental indentures without obtaining the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency;
•	to comply with the indenture’s provisions regarding successor corporations;
•	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;
•	to provide for global securities in addition to or in place of certificated debt securities;
•	to add to, change or eliminate any of the provisions of the indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;
•	in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);
•	to secure the debt securities of any series or any guarantee thereof;
•	to add an additional guarantor of any series of debt securities;
•	to add to the Issuer’s or any guarantor’s covenants or obligations under the indenture for the protection of the holders of the debt securities or surrender any right, power or option conferred by the indenture on the Issuer or the guarantors of the debt securities;

•	to make any change that does not materially adversely affect in any material respect the legal rights of any holder; or
•	to establish additional series of debt securities as permitted by the indenture.

The indenture will provide that the Issuer, Omnicom Group Inc., Omnicom Capital and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the indenture or the rights of the holders of the securities of the series to be affected. No modifications may, without the consent of the holder of each security affected, be made that, as to any non-consenting holders:

•	reduce the percentage of securities whose holders need to consent to the modification;
•	reduce the rate or change the time of payment of interest on the securities;
•	reduce the principal amount of or the premium, if any, on the securities;
•	change the fixed maturity of any of the securities;
•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;
•	reduce the principal amount payable upon acceleration of the maturity of any securities issued originally at a discount;
•	in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;
•	waive a default in the payment of the principal amount of, the premium, if any, or any interest on the securities;
•	change the currency in which any of the securities are payable;
•	impair the right to sue for the enforcement of any payment on or after the maturity of the securities;
•	release Omnicom Group Inc. or Omnicom Capital from their obligations in respect of the guarantee of any series of debt securities or modify Omnicom Group Inc.’s or Omnicom Capital’s obligations thereunder other than in accordance with the provisions of the indenture; or
•	waive a redemption payment with respect to the securities.

Events of Default

The indenture will provide that events of default regarding any series of debt securities will be:

•	failure to pay required interest on any debt security of such series for 30 days;
•	failure to pay principal, other than a scheduled installment payment, or premium, if any, on any debt security of the series when due;
•	failure to make any required deposit of any sinking fund payment when due;
•	failure to perform for 60 days after notice any other covenant in the applicable indenture (other than a covenant included in the applicable indenture solely for the benefit of a series of debt securities other than such series);
•	(A) the Issuer’s, Omnicom Group Inc.’s or Omnicom Capital’s failure to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in this clause means obligations (other than nonrecourse obligations) of the Issuer, Omnicom Group Inc. or Omnicom Capital, as applicable, for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Issuer, Omnicom Group Inc. and

Omnicom Capital by the trustee or to the Issuer, Omnicom Group Inc., Omnicom Capital and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable indebtedness, then the event of default by reason thereof shall be deemed not to have occurred;

•	Omnicom Group Inc.’s guarantee applicable to the debt securities of that series ceases to be in full force and effect or is declared null and void or Omnicom Group Inc. denies that it has any further liability under its guarantee of such debt securities to the holders of debt securities of that series, or has given notice to such effect (other than by reason of the release of such guarantee in accordance with the indenture), and such condition shall have continued for a period of 30 days after written notice has been given to the Issuer and the guarantors by the trustee or to the Issuer, the guarantors and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;
•	certain events of bankruptcy or insolvency, whether voluntary or not; or
•	any other event of default described in the prospectus supplement of such series of debt securities.

If an event of default (other than the bankruptcy provision) regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the debt securities of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). The Issuer, Omnicom Group Inc. and Omnicom Capital will be required to file annually with the trustee a statement of an officer as to the fulfillment by the Issuer, Omnicom Group Inc. and Omnicom Capital of their respective obligations under the applicable indenture during the preceding year.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the applicable indenture. Holders of a majority in principal amount of the outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a debt security of the affected series. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the applicable indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Defeasance

The indenture will provide that the Issuer may specify with respect to any series of debt securities that after the Issuer, Omnicom Group Inc. or Omnicom Capital has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series when due, then the Issuer, Omnicom Group Inc. and Omnicom Capital:

•	will be deemed to have paid and satisfied their obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge”; or

•	will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the debt securities of such series, which is known as “covenant defeasance.”

In each case, the Issuer or any of the guarantors must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will have no United States federal income tax consequences as a result of such deposit.

In addition, the indenture will provide that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the indenture will become ineffective upon full defeasance of the subordinated debt securities.

When there is a defeasance and discharge, with limited exceptions, (1) the indenture will no longer govern the debt securities of such series, (2) none of the Issuer, Omnicom Group Inc. or Omnicom Capital will be liable for payment, and (3) the holders of the debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, the Issuer will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto.

Further Issues

The Issuer may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Concerning the Trustee

The trustee may engage in transactions with, or perform services for, the Issuer, Omnicom Group Inc., Omnicom Capital and affiliates of the Issuer, Omnicom Group Inc. and Omnicom Capital in the ordinary course of business. The trustee will perform only those duties that are specifically set forth in the indenture unless an event of default under the indenture occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

The debt securities, the guarantees of the debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Omnicom Group Inc. Subscription Rights

The following briefly summarizes the material terms and provisions of the subscription rights that Omnicom Group Inc. may offer pursuant to this prospectus, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of the subscription rights that are offered by Omnicom Group Inc., which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the subscription rights being offered.

General

Omnicom Group Inc. may issue subscription rights to purchase common stock, preferred stock, or warrants to purchase preferred stock or common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;
•	the securities for which such subscription rights are exercisable;
•	the exercise price for such subscription rights;
•	the number of such subscription rights issued to each stockholder;
•	the extent to which such subscription rights are transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);
•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Description of Omnicom Group Inc. Warrants

The following briefly summarizes the material terms and provisions of the warrants to purchase common stock or preferred stock that Omnicom Group Inc. may offer pursuant to this prospectus, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of the warrants that are offered by Omnicom Group Inc., which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. A copy of each form of warrant agreement, including the form of certificate that will represent a particular warrant, will be filed as an exhibit to one of Omnicom Group Inc.’s future SEC reports and incorporated by reference in the registration statement to which this prospectus relates. You should read the more detailed provisions of the specific warrant agreement and the warrant certificate for provisions that may be important to you.

Warrants may be issued independently or together with common stock, preferred stock or debt securities, as applicable, and will be separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Omnicom Group Inc. and a bank or trust company, as warrant agent. A single bank or trust company may act as warrant agent for more than one series of warrants. The warrant agent will act solely as the agent of Omnicom Group Inc. under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such warrants.

The applicable prospectus supplement will describe the terms of common stock warrants or preferred stock warrants offered, the stock warrant agreement relating to the common stock warrants or preferred stock warrants, and the common stock warrant certificates or the preferred stock warrant certificates representing the common stock warrants or preferred stock warrants, as applicable, including the following:

•	the title of the warrants;
•	the securities for which the warrants are exercisable;
•	the price or prices at which the warrants will be issued;
•	the number of warrants issued with each share of common stock or preferred stock;
•	any provisions for adjustment of the number or amount of shares of common stock or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;
•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;
•	the maximum or minimum number of warrants which may be exercised at any time;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant entitles the holder to purchase for cash the principal amount of debt securities or shares of common stock or preferred stock at the exercise price set forth in the prospectus supplement relating to the offered warrants.

The prospectus supplement for the offered warrants will describe the procedures for exercising the warrants and will set forth the expiration date of the warrants. Upon exercise of the warrants, Omnicom Group Inc. will forward the shares of common stock or preferred stock purchased. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement for the offered warrants. After the close of business on the expiration date, unexercised warrants will become void.

Plan of Distribution

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Validity of Securities

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Jones Day, New York, New York, by Jones Day, London, England as to matters of English law, by Gilbride, Tusa, Last & Spellane LLC, Greenwich, Connecticut as to matters of Connecticut law, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain legal matters in connection with the securities and any offering of those securities will be passed upon for us by our general counsel, Michael O’Brien, Esq. Mr. O’Brien is an officer of Omnicom Group Inc. and has received, and may in the future receive, awards of restricted stock and other benefits determined by reference to Omnicom Group Inc. securities. Mr. O’Brien beneficially owns or has rights to acquire a total of less than 1% of Omnicom Group Inc.’s outstanding common stock.

Experts

The consolidated financial statements and financial statement schedule II of Omnicom Group Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby:

Amount to be Paid
Registration Fee	$ *
Printing and Engraving Fees	+
Legal Fees And Expenses	+
Trustee Fees and Expenses	+
Accounting Fees and Expenses	+
Miscellaneous Expenses	+

TOTAL	+

*	Deferred in reliance upon Rules 456(b) and 457(r).
+	Estimated expenses are not presently known. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15. Indemnification of Directors and Officers.

Omnicom Group Inc.

Omnicom Group Inc.’s restated certificate of incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions determined by a judgment or other final adjudication to have been in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. Omnicom Group Inc.’s by-laws provide that an officer or director will be indemnified against any costs or liabilities, including attorney’s fees and amounts paid in settlement with Omnicom Group Inc.’s consent in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law, or the NYBCL.

Omnicom Group Inc. has entered into indemnification agreements with each of its executive officers, directors and certain other employees. Under the indemnification agreements, Omnicom Group Inc. agrees to indemnify the indemnitee to the fullest extent permitted by applicable law if the indemnitee is made, or is threatened to be made, a party to any proceeding (including a proceeding by or in the right of Omnicom Group Inc. to procure a judgment in its favor) against all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties and amounts paid in settlement) actually and necessarily incurred by indemnitee in connection with the proceeding. In addition, to the extent that the indemnitee is, by reason of his corporate status, a witness in any proceeding to which the indemnitee is not a party, Omnicom Group Inc. agrees to indemnify and hold harmless the indemnitee against all expenses actually and necessarily incurred by him or on his behalf in connection therewith. Omnicom Group Inc. also agrees, to the extent the Company maintains liability insurance applicable to agents of Omnicom Group Inc. or of any other enterprise which such agent serves at the request of Omnicom Group Inc., the indemnitee will be covered by such policies in accordance with its or their terms to the maximum extent of the coverage available for any such agent under such policy or policies.

Section 721 of the NYBCL provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Omnicom Group Inc. has purchased liability insurance for its officers and directors as permitted by Section 726 of the NYBCL.

Omnicom Capital Inc.

Sections 33-770 through 33-776 of the Business Corporation Act of the State of Connecticut provide that a corporation may indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him or her, including attorneys’ fees, for actions brought or threatened to be brought against him or her in his or her capacity as a director or officer, other than actions brought by or in the right of the corporation, when it is determined by certain disinterested parties that he or she acted in good faith in a manner he or she reasonably believed to be in the corporation’s best interest (or in the case of conduct not in his or her official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his or her conduct was unlawful. A director or officer must be indemnified when he or she is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he or she is fairly and reasonably entitled to be indemnified. In connection with shareholder derivative suits, unless ordered by a court, a director or officer may not be indemnified unless he or she is finally adjudged (a) to have met the relevant standard of conduct described above and (b) not to have received a financial benefit to which he or she was not entitled, whether or not he or she was acting in his or her official capacity. Omnicom Capital maintains liability insurance for its directors and officers through the Omnicom Group Inc. global policy.

Omnicom Finance Holdings plc

Omnicom Finance Holdings’ articles of association provide that, each of its directors and officers (other than an auditor) are entitled to be indemnified by Omnicom Finance Holdings against any liability incurred by or attaching to such director or officer in the actual or proposed execution and discharge of his or her duties, the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, powers or office. Omnicom Finance Holdings’ articles of association also provide that it may purchase and maintain insurance for or for the benefit of any persons who are or were at any time its directors, officers or employees against any liability incurred by such persons in respect of any act or omission in the actual or purported exercise of their powers and/or otherwise in relation to Omnicom Finance Holdings, and, to such extent as may be permitted by law, otherwise to indemnify or to exempt any such person against or from any such liability. However, in the case of a director, such indemnity does not extend to any indemnity rendered void by the Companies Act 2006. The Companies Act 2006 generally renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director. Omnicom Finance Holdings maintains liability insurance for its directors and officers through the Omnicom Group Inc. global policy.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

(a)     Each of the undersigned registrants hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description

1.1	Form of Underwriting Agreement for Equity Securities*
1.2	Form of Underwriting Agreement for Debt Securities*
1.3	Form of Underwriting Agreement for Warrants*
4.1	Restated Certificate of Incorporation of Omnicom Group Inc. (incorporated herein by reference to Exhibit 3.1 to Omnicom Group Inc.’s Quarterly Report on Form 10-Q (File No. 1-10551) filed on October 20, 2011)
4.2	By-laws of Omnicom Group Inc., as amended and restated on December 11, 2018 (incorporated herein by reference to Exhibit 3.1 to Omnicom Group Inc.’s Current Report on Form 8-K (File No. 1-10551) filed on December 14, 2018)
4.3	Base Indenture, dated as of October 29, 2014, among Omnicom Group Inc., Omnicom Capital Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 to Omnicom Group Inc.’s Current Report on Form 8-K (File No. 1-10551), filed on October 29, 2014)
4.4	Form of Indenture among Omnicom Finance Holdings plc, as issuer, Omnicom Group Inc. and Omnicom Capital Inc., as guarantors, and Deutsche Bank Trust Company Americas, as trustee
4.5	Form of Debt Security (included in Exhibit 4.3; forms for individual issuances of offered securities to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offering of such offered securities)
4.6	Form of Debt Security (included in Exhibit 4.4; forms for individual issuances of offered securities to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offering of such offered securities)
4.7	Form of Guarantee (included in Exhibit 4.4)
4.8	Form of Warrant Agreement*
4.9	Form of Warrant*
4.10	Form of Guarantee*
4.11	Form of Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4.11 to Omnicom Group Inc.’s Current Report on Form 8-K filed on March 6, 1998)
4.12	Form of Specimen Certificate of Preferred Stock*
5.1	Opinion of Jones Day
5.2	Opinion of Gilbride, Tusa, Last & Spellane LLC
5.3	Opinion of Jones Day
23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP
23.2	Consent of Jones Day (included in Exhibit 5.1)
23.3	Consent of Gilbride, Tusa, Last & Spellane LLC (included in Exhibit 5.2)
23.4	Consent of Jones Day (included in Exhibit 5.3)
24.1	Power of Attorney (included on the Signature Page)
25.1	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas to act as trustee under the Omnicom Group Inc. and Omnicom Capital Inc. Indenture
25.2	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas to act as trustee under the Omnicom Finance Holdings Indenture

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 21, 2019.

OMNICOM GROUP INC.
By:	/s/ Philip J. Angelastro
	Name:	Philip J. Angelastro
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby constitute and appoint John D. Wren and Michael J. O’Brien, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this registration statement in respect of said securities and to any documents filed as part of or in connection with this registration statement or amendments thereto; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John D. Wren	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2019
John D. Wren
/s/ Philip J. Angelastro	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 21, 2019
Philip J. Angelastro
/s/ Andrew L. Castellaneta	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	May 21, 2019
Andrew L. Castellaneta
/s/ Alan R. Batkin	Director	May 21, 2019
Alan R. Batkin
/s/ Mary C. Choksi	Director	May 21, 2019
Mary C. Choksi
/s/ Robert C. Clark	Director	May 21, 2019
Robert C. Clark
/s/ Leonard S. Coleman, Jr.	Director	May 21, 2019
Leonard S. Coleman, Jr.
/s/ Susan S. Denison	Director	May 21, 2019
Susan S. Denison
/s/ Ronnie S. Hawkins	Director	May 21, 2019
Ronnie S. Hawkins

Signature	Title	Date

/s/ Deborah J. Kissire	Director	May 21, 2019
Deborah J. Kissire
/s/ Gracia C. Martore	Director	May 21, 2019
Gracia C. Martore
/s/ Linda Johnson Rice	Director	May 21, 2019
Linda Johnson Rice
/s/ Valerie M. Williams	Director	May 21, 2019
Valerie M. Williams

Signatures

Pursuant to the requirements of the Securities Act of 1933, Omnicom Capital Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 21, 2019.

OMNICOM CAPITAL INC.
By:	/s/ Eric Huttner
	Name:	Eric Huttner
	Title:	Executive Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby constitute and appoint Philip J. Angelastro and Michael J. O’Brien, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this registration statement in respect of said securities and to any documents filed as part of or in connection with this registration statement or amendments thereto; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eric Huttner	Executive Vice President and Director (Principal Executive Officer and Principal Financial Officer)	May 21, 2019
Eric Huttner
/s/ Maeve C. Robinson	Treasurer and Director (Principal Accounting Officer)	May 21, 2019
Maeve C. Robinson
/s/ Philip J. Angelastro	Director	May 21, 2019
Philip J. Angelastro
/s/ Michael J. O’Brien	Director	May 21, 2019
Michael J. O’Brien

Signatures

Pursuant to the requirements of the Securities Act of 1933, Omnicom Finance Holdings plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on May 21, 2019.

OMNICOM FINANCE HOLDINGS PLC
By:	/s/ Stephen Medhurst
	Name:	Stephen Medhurst
	Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below does hereby constitute and appoint Stephen Medhurst and Anthony Phipkin, and each of them, with full powers of substitution, his or her true and lawful attorneys-in-fact and agents to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of securities registered pursuant hereto, including specifically, but without limitation thereof, power and authority to sign his or her name, in any and all capacities set forth beneath his or her name, to any amendment to this registration statement in respect of said securities and to any documents filed as part of or in connection with this registration statement or amendments thereto; and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Stephen Medhurst	Director (Principal Executive Officer and Principal Financial Officer)	May 21, 2019
Stephen Medhurst
/s/ Anthony Phipkin	Director (Principal Accounting Officer)	May 21, 2019
Anthony Phipkin
/s/ Philip J. Angelastro	Authorized Representative in the United States	May 21, 2019
Philip J. Angelastro